Exhibit 99.1
news release
www.pplnewsroom.com

Contacts:	For news media: Ryan Hill, 610-774-4033 For financial analysts: Andy Ludwig, 610-774-3389

PPL Corporation Reports 2020 Earnings

•Announces 2020 reported earnings of $1.91 per share.
•Delivers 2020 earnings from ongoing operations of $2.40 per share, achieving results within original forecast range despite COVID-19 impacts.
•Declares quarterly dividend of $0.4150 per share.

    ALLENTOWN, Pa. (Feb. 18, 2021) – PPL Corporation (NYSE: PPL) on Thursday (2/18) announced 2020 reported earnings (GAAP) of $1.47 billion, or $1.91 per share, compared with $1.75 billion, or $2.37 per share, in 2019.
    Adjusting for special items, 2020 earnings from ongoing operations (non-GAAP) were $1.85 billion, or $2.40 per share, compared with 2019 ongoing earnings of $1.81 billion, or $2.45 per share.
“In the face of a global pandemic, PPL demonstrated its resilience, providing electricity and natural gas safely and reliably to first responders and more than 10 million customers, giving them one less thing to worry about in an uncertain world,” said PPL President and Chief Executive Officer Vincent Sorgi.
“As the pandemic necessitated changes to the way we work, we responded quickly and effectively, achieving award-winning customer satisfaction, completing more than $3 billion in infrastructure improvements, advancing our clean energy strategy, and supporting COVID-19 relief for individuals and families struggling in our communities.
“In addition, as COVID-19 forced lockdowns and business closures, we positioned PPL to weather the economic downturn and managed the financial impact, achieving our earnings guidance and delivering on our commitment to return capital to shareowners.”
In achieving earnings from ongoing operations at the low end of the company’s original 2020 earnings guidance of $2.40 to $2.60 per share, PPL overcame a $0.12-per-share unfavorable impact from COVID-19 due to lower sales volumes in the U.K. and lower commercial and industrial demand in Kentucky, as well as a $0.05 unfavorable impact due to milder than normal weather.
Looking forward, Sorgi said the company’s long-term strategy is to achieve industry-leading performance in safety, reliability, customer satisfaction and operational efficiency; to advance a clean energy transition while maintaining affordability and reliability; to maintain a strong financial foundation and create long-term value for our shareowners; to foster a diverse and exceptional workplace; and to build strong communities.
In 2021, that includes completing the process to sell PPL’s U.K. utility business and reposition the corporation as a U.S.-focused utility company, a move PPL believes will simplify its business mix, unlock shareowner value, strengthen its balance sheet, enhance long-term earnings growth and provide the company greater financial flexibility.
PPL said the formal process to sell the U.K. utility business remains on track. While there can be no assurance of any specific outcome, including whether it will result in the completion of any transaction, the company continues to expect to announce a transaction in the first half of 2021.
In addition to announcing year-end earnings results, PPL reported fourth-quarter 2020 earnings of $290 million, or $0.38 per share, compared with reported earnings of $364 million, or $0.48 per share, in 2019. Adjusting for special items, fourth-quarter 2020 earnings from ongoing operations were $456 million, or $0.59 per share, compared with $431 million, or $0.57 per share, in 2019.
The company also maintained its commitment to dividends as a key component of total shareowner return, announcing a quarterly common stock dividend of $0.4150 per share, payable April 1, 2021, to shareowners of record as of March 10, 2021. The dividend will mark the company’s 301st consecutive quarterly dividend paid since 1946.

Fourth-Quarter and Year-to-Date Earnings Details

    As discussed in this news release, reported earnings are calculated in accordance with U.S. Generally Accepted Accounting Principles (GAAP). "Earnings from ongoing operations" is a non-GAAP financial measure that is adjusted for special items. See the tables at the end of this news release for a reconciliation of reported earnings to earnings from ongoing operations, including an itemization of special items.

(Dollars in millions, except for per share amounts)	4th Quarter			Year
	2020	2019	Change	2020	2019	Change
Reported earnings	$290	$364	(20)%	$1,469	$1,746	(16)%
Reported earnings per share	$0.38	$0.48	(21)%	$1.91	$2.37	(19)%

	4th Quarter			Year
	2020	2019	Change	2020	2019	Change
Earnings from ongoing operations	$456	$431	6%	$1,847	$1,806	2%
Earnings from ongoing operations per share	$0.59	$0.57	4%	$2.40	$2.45	(2)%

Fourth-Quarter and Year-to-Date Earnings by Segment

	4th Quarter		Year
Per share	2020	2019	2020	2019
Reported Earnings
U.K. Regulated	$0.15	$0.26	$0.89	$1.33
Kentucky Regulated	0.11	0.10	0.54	0.59
Pennsylvania Regulated	0.16	0.16	0.65	0.62
Corporate & Other	(0.04)	(0.04)	(0.17)	(0.17)
Total	$0.38	$0.48	$1.91	$2.37

	4th Quarter		Year
	2020	2019	2020	2019
Special items benefit (expense)
U.K. Regulated	$(0.19)	$(0.09)	$(0.44)	$(0.07)
Kentucky Regulated	—	—	(0.01)	—
Pennsylvania Regulated	—	—	—	—
Corporate & Other	(0.02)	—	(0.04)	(0.01)
Total Special Items	$(0.21)	$(0.09)	$(0.49)	$(0.08)

	4th Quarter		Year
	2020	2019	2020	2019
Earnings from Ongoing Operations
U.K. Regulated	$0.34	$0.35	$1.33	$1.40
Kentucky Regulated	0.11	0.10	0.55	0.59
Pennsylvania Regulated	0.16	0.16	0.65	0.62
Corporate and Other	(0.02)	(0.04)	(0.13)	(0.16)
Total	$0.59	$0.57	$2.40	$2.45

Key Factors Impacting Earnings

In addition to the segment drivers outlined below, PPL's reported earnings in 2020 included special-item after-tax expenses of $378 million, or $0.49 per share, primarily from unrealized losses on foreign currency economic hedges and the impact of the U.K. tax rate change on deferred taxes. Reported earnings in 2019 included special-item after-tax expenses of $60 million, or $0.08 per share, primarily from unrealized losses on foreign currency economic hedges.
    PPL's reported earnings for the fourth quarter of 2020 included special-item after-tax expenses of $166 million, or $0.21 per share, primarily from unrealized losses on foreign currency economic hedges. Reported earnings for the fourth quarter of 2019 included special-item after-tax expenses of $67 million, or $0.09 per share, primarily from unrealized losses on foreign currency economic hedges.

U.K. Regulated Segment
    PPL's U.K. Regulated segment primarily consists of the regulated electricity delivery operations of Western Power Distribution (WPD), which serves Southwest and Central England and South Wales.
Reported earnings in 2020 decreased by $0.44 per share compared with a year ago. Earnings from ongoing operations in 2020 decreased by $0.07 per share. Factors impacting 2020 U.K. Regulated segment earnings results included $0.06 per share from the effect of dilution. Excluding dilution, factors driving earnings results included lower sales volumes primarily due to the impact of COVID-19, lower pension income, higher operation and maintenance expense, and higher depreciation expense, partially offset by higher foreign currency exchange rates and higher prices.
    Reported earnings in the fourth quarter of 2020 decreased by $0.11 per share compared with a year ago. Earnings from ongoing operations in the fourth quarter of 2020 decreased by $0.01 per share. Factors impacting fourth-quarter U.K. Regulated segment earnings results included $0.01 per share from the effect of dilution. Excluding dilution, factors driving earnings results included higher foreign currency exchange rates, offset by lower pension income, lower sales volumes primarily due to the impact of COVID-19 and higher income taxes.

Kentucky Regulated Segment
    PPL's Kentucky Regulated segment primarily consists of the regulated electricity and natural gas operations of Louisville Gas and Electric Company and the regulated electricity operations of Kentucky Utilities Company.
    Reported earnings in 2020 decreased by $0.05 per share compared with a year ago. Earnings from ongoing operations in 2020 decreased by $0.04 per share. Factors impacting 2020 Kentucky Regulated segment earnings results included $0.02 per share from the effect of dilution. Excluding dilution, factors driving earnings results included lower commercial and industrial demand revenue due to the impact of COVID-19, lower sales volumes primarily due to weather, higher depreciation expense and higher income taxes due to a tax credit recognized in the second quarter of 2019, partially offset by higher retail rates effective May 1, 2019, and lower operation and maintenance expense.
    Reported earnings and earnings from ongoing operations in the fourth quarter of 2020 increased by $0.01 per share compared with a year ago. Factors driving earnings results primarily included lower operation and maintenance expense partially offset by lower commercial and industrial demand revenue due to the impact of COVID-19.

Pennsylvania Regulated Segment
    PPL's Pennsylvania Regulated segment consists of the regulated electricity delivery operations of PPL Electric Utilities.
Reported earnings and earnings from ongoing operations in 2020 increased by $0.03 per share compared with a year ago. Factors impacting 2020 Pennsylvania Regulated segment earnings results included $0.03 per share from the effect of dilution. Excluding dilution, factors driving earnings results primarily included returns on additional capital investments in transmission and lower operation and maintenance expense, partially offset by higher depreciation expense.
    Reported earnings and earnings from ongoing operations in the fourth quarter of 2020 were even compared with a year ago. Factors driving earnings results primarily included returns on additional capital investments in transmission and lower operation and maintenance expense, partially offset by higher income taxes and higher depreciation expense.

Corporate and Other
    PPL's Corporate and Other category primarily includes unallocated corporate-level financing and other costs.
Reported earnings in 2020 were even compared with a year ago. Earnings from ongoing operations in 2020 increased by $0.03 compared to a year ago. Excluding special items, factors driving earnings results primarily included lower overall corporate expenses and other factors.
    Reported earnings in the fourth quarter of 2020 were even compared with a year ago. Earnings from ongoing operations in the fourth quarter of 2020 increased by $0.02 compared to a year ago. Excluding special items, factors driving earnings results primarily included lower overall corporate expenses and other factors.

2021 Earnings Forecast

    PPL is not providing future earnings guidance at this time as a result of the formal process to sell its U.K. utility business. The company expects to announce a transaction in the first half of 2021.

    Headquartered in Allentown, Pa., PPL Corporation (NYSE: PPL) is one of the largest companies in the U.S. utility sector. PPL's seven high-performing, award-winning utilities serve more than 10 million customers in the U.S. and United Kingdom. With more than 12,000 employees, the company is dedicated to providing exceptional customer service and reliability and delivering superior value for shareowners. To learn more, visit www.pplweb.com.

# # #

(Note: All references to earnings per share in the text and tables of this news release are stated in terms of diluted earnings per share unless otherwise noted.)

Conference Call and Webcast
PPL invites interested parties to listen to a live Internet webcast of management's teleconference with financial analysts about fourth-quarter and full-year 2020 financial results at 11 a.m. Eastern time on Thursday, Feb. 18. The call will be webcast live, in audio format, together with slides of the presentation. Interested individuals can access the webcast link at www.pplweb.com/investors under Events and Presentations or access the live conference call via telephone at 1-888-346-8683. International participants should call 1-412-902-4270. Participants will need to enter the following “Elite Entry” number in order to join the conference: 4358266. For those who are unable to listen to the live webcast, a replay with slides will be accessible at www.pplweb.com/investors for 90 days after the call.

# # #

Management utilizes “Earnings from Ongoing Operations” as a non-GAAP financial measure that should not be considered as an alternative to reported earnings, or net income, an indicator of operating performance determined in accordance with GAAP. PPL believes that Earnings from Ongoing Operations is useful and meaningful to investors because it provides management’s view of PPL’s earnings performance as another criterion in making investment decisions. In addition, PPL’s management uses Earnings from Ongoing Operations in measuring achievement of certain corporate performance goals, including targets for certain executive incentive compensation. Other companies may use different measures to present financial performance.

Earnings from Ongoing Operations is adjusted for the impact of special items. Special items are presented in the financial tables on an after-tax basis with the related income taxes on special items separately disclosed. Income taxes on special items, when applicable, are calculated based on the statutory tax rate of the entity where the activity is recorded. Special items may include items such as:

•Unrealized gains or losses on foreign currency economic hedges (as discussed below).
•Gains and losses on sales of assets not in the ordinary course of business.
•Impairment charges.
•Significant workforce reduction and other restructuring effects.
•Acquisition and divestiture-related adjustments.
•Other charges or credits that are, in management’s view, non-recurring or otherwise not reflective of the company’s ongoing operations.

Unrealized gains or losses on foreign currency economic hedges include the changes in fair value of foreign currency contracts used to hedge British-pound-sterling-denominated anticipated earnings and anticipated proceeds from the potential sale of its U.K. utility business. The changes in fair value of these contracts are recognized immediately within GAAP earnings. Management believes that excluding these amounts from Earnings from Ongoing Operations until settlement of the contracts provides a better matching of the financial impacts of those contracts with the economic value of PPL’s underlying hedged earnings.

Statements contained in this news release, including statements with respect to future earnings, cash flows, dividends, financing and corporate strategy, are “forward-looking statements” within the meaning of the federal securities laws. Although PPL Corporation believes that the expectations and assumptions reflected in these forward-looking statements are reasonable, these statements are subject to a number of risks and uncertainties, and actual results may differ materially from the results discussed in the statements. The following are among the important factors that could cause actual results to differ materially from the forward-looking statements: market demand for energy in our U.S. service territories; weather conditions affecting customer energy usage and operating costs; the effect of any business or industry restructuring; the profitability and liquidity of PPL Corporation and its subsidiaries; new accounting requirements or new interpretations or applications of existing requirements; operating performance of our facilities; the length of scheduled and unscheduled outages at our generating plants; environmental conditions and requirements and the related costs of compliance; system conditions and operating costs; development of new projects, markets and technologies; performance of new ventures; asset or business acquisitions and dispositions; any impact of severe weather on our business; receipt of necessary government permits, approvals, rate relief and regulatory cost recovery; capital market conditions and decisions regarding capital structure; the impact of state, federal or foreign investigations applicable to PPL Corporation and its subsidiaries; the outcome of litigation against PPL Corporation and its subsidiaries; stock price performance; the market prices of equity securities and the impact on pension income and resultant cash funding requirements for defined benefit pension plans; the securities and credit ratings of PPL Corporation and its subsidiaries; political, regulatory or economic conditions in states, regions or countries where PPL Corporation or its subsidiaries conduct business, including any potential effects of threatened or actual cyberattack, terrorism, or war or other hostilities; British pound sterling to U.S. dollar exchange rates; new state, federal or foreign legislation, including new tax legislation; and the commitments and liabilities of PPL Corporation and its subsidiaries. Any forward-looking statements should be considered in light of these important factors and in conjunction with factors and other matters discussed in PPL Corporation’s Form 10-K and other reports on file with the Securities and Exchange Commission.
Note to Editors: Visit our media website at www.pplnewsroom.com for additional news and background about PPL Corporation.

PPL CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED FINANCIAL INFORMATION (1)

Condensed Consolidated Balance Sheets (Unaudited)
(Millions of Dollars)

	December 31,	December 31,
	2020	2019
Assets
Cash and cash equivalents	$708	$815
Accounts receivable	881	792
Unbilled revenues	498	504
Fuel, materials and supplies	361	332
Current price risk management assets	94	147
Other current assets	226	177
Property, Plant and Equipment
Regulated utility plant	45,887	42,709
Less: Accumulated depreciation - regulated utility plant	8,894	8,055
Regulated utility plant, net	36,993	34,654
Non-regulated property, plant and equipment	498	357
Less: Accumulated depreciation - non-regulated property, plant and equipment	102	109
Non-regulated property, plant and equipment, net	396	248
Construction work in progress	1,503	1,580
Property, Plant and Equipment, net	38,892	36,482
Noncurrent regulatory assets	1,262	1,492
Goodwill and other intangibles	4,038	3,940
Pension benefit asset	706	464
Noncurrent price risk management assets	52	149
Other noncurrent assets	398	386
Total Assets	$48,116	$45,680

Liabilities and Equity
Short-term debt	$1,662	$1,151
Long-term debt due within one year	1,574	1,172
Accounts payable	965	956
Other current liabilities	1,776	1,621
Long-term debt	21,553	20,721
Deferred income taxes and investment tax credits	3,690	3,212
Accrued pension obligations	200	587
Asset retirement obligations	200	212
Noncurrent regulatory liabilities	2,530	2,572
Other deferred credits and noncurrent liabilities	593	485
Common stock and additional paid-in capital	12,278	12,222
Earnings reinvested	5,315	5,127
Accumulated other comprehensive loss	(4,220)	(4,358)
Total Liabilities and Equity	$48,116	$45,680

(1)The Financial Statements in this news release have been condensed and summarized for purposes of this presentation. Please refer to PPL Corporation's periodic filings with the Securities and Exchange Commission for full financial statements, including note disclosure.

PPL CORPORATION AND SUBSIDIARIES

Condensed Consolidated Statements of Income (Unaudited)
(Millions of Dollars, except share data)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Operating Revenues	$1,929	$1,954	$7,607	$7,769

Operating Expenses
Operation
Fuel	154	153	632	709
Energy purchases	164	185	634	723
Other operation and maintenance	498	533	1,944	1,985
Depreciation	328	309	1,287	1,199
Taxes, other than income	81	81	307	313
Total Operating Expenses	1,225	1,261	4,804	4,929

Operating Income	704	693	2,803	2,840

Other Income (Expense) - net	(84)	—	169	309

Interest Expense	251	248	1,001	994

Income Before Income Taxes	369	445	1,971	2,155

Income Taxes	79	81	502	409

Net Income	$290	$364	$1,469	$1,746

Earnings Per Share of Common Stock:
Net Income Available to PPL Common Shareowners:
Basic	$0.38	$0.49	$1.91	$2.39
Diluted	$0.38	$0.48	$1.91	$2.37

Weighted-Average Shares of Common Stock Outstanding (in thousands):
Basic	768,852	748,745	768,590	728,512
Diluted	769,725	754,762	769,384	736,754

PPL CORPORATION AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows (Unaudited)
(Millions of Dollars)

	2020	2019	2018
Cash Flows from Operating Activities
Net income	$1,469	$1,746	$1,827
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation	1,287	1,199	1,094
Amortization	72	81	78
Defined benefit plans - (income)	(201)	(263)	(192)
Deferred income taxes and investment tax credits	402	309	355
Unrealized (gains) losses on derivatives, and other hedging activities	280	73	(186)
Other	17	14	23
Change in current assets and current liabilities
Accounts receivable	(82)	4	28
Accounts payable	10	(77)	78
Unbilled revenues	10	(5)	41
Regulatory assets and liabilities, net	(63)	(88)	13
Other current liabilities	(23)	(73)	(22)
Other	(18)	(59)	15
Other operating activities
Defined benefit plans - funding	(390)	(350)	(361)
Proceeds from transfer of excess benefit plan funds	—	—	65
Other	(24)	(84)	(35)
Net cash provided by operating activities	2,746	2,427	2,821
Cash Flows from Investing Activities
Expenditures for property, plant and equipment	(3,249)	(3,083)	(3,238)
Purchase of investments	—	(55)	(65)
Proceeds from sale of investments	9	69	6
Other investing activities	(18)	(11)	(64)
Net cash used in investing activities	(3,258)	(3,080)	(3,361)
Cash Flows from Financing Activities
Issuance of long-term debt	2,167	1,465	1,059
Retirement of long-term debt	(1,172)	(300)	(277)
Proceeds from project financing	173	—	—
Issuance of common stock	34	1,167	698
Payment of common stock dividends	(1,275)	(1,192)	(1,133)
Issuance of term loan	300	—	—
Issuance of commercial paper	73	—	—
Net increase (decrease) in short-term debt	127	(278)	363
Other financing activities	(41)	(26)	(20)
Net cash provided by financing activities	386	836	690
Effect of Exchange Rates on Cash, Cash Equivalents and Restricted Cash	17	10	(18)
Net Increase (Decrease) in Cash, Cash Equivalents and Restricted Cash	(109)	193	132
Cash, Cash Equivalents and Restricted Cash at Beginning of Period	836	643	511
Cash, Cash Equivalents and Restricted Cash at End of Period	$727	$836	$643

Supplemental Disclosures of Cash Flow Information
Cash paid during the period for:
Interest - net of amount capitalized	$939	$905	$910
Income taxes - net	$95	$93	$127
Significant non-cash transactions:
Accrued expenditures for property, plant and equipment at December 31,	$319	$340	$345
Accrued expenditures for intangible assets at December 31,	$85	$79	$64

Key Indicators (Unaudited)

	12 Months Ended December 31,
Financial:	2020	2019

Dividends declared per share of common stock	$1.66	$1.65
Book value per share (1)(2)	$17.39	$16.93
Market price per share (1)	$28.20	$35.88
Dividend yield	5.9%	4.6%
Dividend payout ratio (3)	86.9%	69.6%
Dividend payout ratio - earnings from ongoing operations (3)(4)	69.2%	67.3%
Return on common equity	11.1%	14.3%
Return on common equity - earnings from ongoing operations (4)	14.0%	14.8%
Spot rate of U.S. Dollar per British pound sterling for Balance Sheet translation (5)	$1.33	$1.29
Average rate of U.S. Dollar per British pound sterling for Statement of Income translation (6)	$1.47	$1.32

(1)End of period.
(2)Based on 768,907 and 767,233 shares of common stock outstanding (in thousands) at December 31, 2020, and December 31, 2019.
(3)Based on diluted earnings per share.
(4)Calculated using earnings from ongoing operations, which is a non-GAAP financial measure that includes adjustments described in the text and tables of this news release.
(5)As of November 30, 2020, and November 30, 2019, as WPD is consolidated on a one-month lag.
(6)Represents a year-to-date average and includes the impact of foreign exchange hedges.

Operating - Domestic & International Electricity Sales (Unaudited)

	Three Months Ended December 31,			Twelve Months Ended December 31,
			Percent			Percent
(GWh)	2020	2019	Change	2020	2019	Change

PA Regulated Segment
Retail Delivered	8,870	9,094	(2.5)%	36,008	37,024	(2.7)%

KY Regulated Segment
Retail Delivered	6,882	7,028	(2.1)%	28,474	30,214	(5.8)%
Wholesale (1)	150	171	(12.3)%	542	1,154	(53.0)%
Total	7,032	7,199	(2.3)%	29,016	31,368	(7.5)%

Total U.S.	15,902	16,293	(2.4)%	65,024	68,392	(4.9)%

U.K. Regulated Segment
Delivered	17,555	18,096	(3.0)%	68,133	72,061	(5.5)%

(1)Represents FERC-regulated municipal and unregulated off-system sales. KU's service to eight municipalities terminated effective April 30, 2019. KU continues to provide service to two municipalities.

Reconciliation of Segment Reported Earnings to Earnings from Ongoing Operations
(After-Tax)
(Unaudited)

4th Quarter 2020	(millions of dollars)
	U.K.	KY	PA	Corp.
	Reg.	Reg.	Reg.	& Other	Total
Reported Earnings (1)	$112	$88	$126	$(36)	$290
Less: Special Items (expense) benefit:
Foreign currency economic hedges, net of tax of $37	(140)	—	—	—	(140)
Talen litigation costs, net of tax of $1	—	—	—	(7)	(7)
COVID-19 impact, net of tax of $0, $0, $0, $0 (2)	—	(1)	—	—	(1)
Strategic corporate initiatives, net of tax of $0, $0, $0, $1	(8)	—	—	(4)	(12)
Executive retirement benefits, net of tax of $2	—	—	—	(6)	(6)
Total Special Items	(148)	(1)	—	(17)	(166)
Earnings from Ongoing Operations	$260	$89	$126	$(19)	$456

	(per share - diluted)
	U.K.	KY	PA	Corp.
	Reg.	Reg.	Reg.	& Other	Total
Reported Earnings (1)	$0.15	$0.11	$0.16	$(0.04)	$0.38
Less: Special Items (expense) benefit:
Foreign currency economic hedges	(0.18)	—	—	—	(0.18)
Talen litigation costs	—	—	—	(0.01)	(0.01)
Strategic corporate initiatives	(0.01)	—	—	—	(0.01)
Executive retirement benefits	—	—	—	(0.01)	(0.01)
Total Special Items	(0.19)	—	—	(0.02)	(0.21)
Earnings from Ongoing Operations	$0.34	$0.11	$0.16	$(0.02)	$0.59

(1) Reported Earnings represents Net Income.
(2) COVID-19 impact relates to incremental costs for labor not chargeable to capital projects due to U.K. government lockdown restrictions, outside services, customer payment processing, purchases of personal protective equipment and other safety related actions associated with the COVID-19 pandemic.

Reconciliation of Segment Reported Earnings to Earnings from Ongoing Operations
(After-Tax)
(Unaudited)

Year-to-Date December 31, 2020	(millions of dollars)
	U.K.	KY	PA	Corp.
	Reg.	Reg.	Reg.	& Other	Total
Reported Earnings (1)	$686	$418	$497	$(132)	$1,469
Less: Special Items (expense) benefit:
Foreign currency economic hedges, net of tax of $57	(216)	—	—	—	(216)
Talen litigation costs, net of tax of $3	—	—	—	(13)	(13)
COVID-19 impact, net of tax of $4, $2, $0, $0 (2)	(15)	(5)	(1)	(1)	(22)
U.K. tax rate change	(102)	—	—	—	(102)
Strategic corporate initiatives, net of tax of $0, $0, $0, $3	(8)	—	—	(11)	(19)
Executive retirement benefits, net of tax of $2	—	—	—	(6)	(6)
Total Special Items	(341)	(5)	(1)	(31)	(378)
Earnings from Ongoing Operations	$1,027	$423	$498	$(101)	$1,847

	(per share - diluted)
	U.K.	KY	PA	Corp.
	Reg.	Reg.	Reg.	& Other	Total
Reported Earnings (1)	$0.89	$0.54	$0.65	$(0.17)	$1.91
Less: Special Items (expense) benefit:
Foreign currency economic hedges	(0.27)	—	—	—	(0.27)
Talen litigation costs	—	—	—	(0.02)	(0.02)
COVID-19 impact (2)	(0.02)	(0.01)	—	—	(0.03)
U.K. tax rate change	(0.14)	—	—	—	(0.14)
Strategic corporate initiatives	(0.01)	—	—	(0.01)	(0.02)
Executive retirement benefits	—	—	—	(0.01)	(0.01)
Total Special Items	(0.44)	(0.01)	—	(0.04)	(0.49)
Earnings from Ongoing Operations	$1.33	$0.55	$0.65	$(0.13)	$2.40

(1) Reported Earnings represents Net Income.
(2) COVID-19 impact relates to incremental costs for labor not chargeable to capital projects due to U.K. government lockdown restrictions, outside services, customer payment processing, purchases of personal protective equipment and other safety related actions associated with the COVID-19 pandemic.

Reconciliation of Segment Reported Earnings to Earnings from Ongoing Operations
(After-Tax)
(Unaudited)

4th Quarter 2019	(millions of dollars)
	U.K.	KY	PA	Corp.
	Reg.	Reg.	Reg.	& Other	Total
Reported Earnings (1)	$193	$72	$125	$(26)	$364
Less: Special Items (expense) benefit:
Foreign currency economic hedges, net of tax of $17	(66)	—	—	—	(66)
Talen litigation costs, net of tax of $0	—	—	—	(1)	(1)
Total Special Items	(66)	—	—	(1)	(67)
Earnings from Ongoing Operations	$259	$72	$125	$(25)	$431

	(per share - diluted)
	U.K.	KY	PA	Corp.
	Reg.	Reg.	Reg.	& Other	Total
Reported Earnings (1)	$0.26	$0.10	$0.16	$(0.04)	$0.48
Less: Special Items (expense) benefit:
Foreign currency economic hedges	(0.09)	—	—	—	(0.09)
Total Special Items	(0.09)	—	—	—	(0.09)
Earnings from Ongoing Operations	$0.35	$0.10	$0.16	$(0.04)	$0.57

(1) Reported Earnings represents Net Income.

Reconciliation of Segment Reported Earnings to Earnings from Ongoing Operations
(After-Tax)
(Unaudited)

Year-to-Date December 31, 2019	(millions of dollars)
	U.K.	KY	PA	Corp.
	Reg.	Reg.	Reg.	& Other	Total
Reported Earnings (1)	$977	$436	$458	$(125)	$1,746
Less: Special Items (expense) benefit:
Foreign currency economic hedges, net of tax of $13	(51)	—		—	(51)
Talen litigation costs, net of tax of $1	—	—	—	(5)	(5)
Other, net of tax of $1	(4)	—	—	—	(4)
Total Special Items	(55)	—	—	(5)	(60)
Earnings from Ongoing Operations	$1,032	$436	$458	$(120)	$1,806

	(per share - diluted)
	U.K.	KY	PA	Corp.
	Reg.	Reg.	Reg.	& Other	Total
Reported Earnings (1)	$1.33	$0.59	$0.62	$(0.17)	$2.37
Less: Special Items (expense) benefit:
Foreign currency economic hedges	(0.06)	—	—	—	(0.06)
Talen litigation costs	—	—	—	(0.01)	(0.01)
Other	(0.01)	—	—	—	(0.01)
Total Special Items	(0.07)	—	—	(0.01)	(0.08)
Earnings from Ongoing Operations	$1.40	$0.59	$0.62	$(0.16)	$2.45

(1) Reported Earnings represents Net Income.